UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 24, 2009
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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed, on January 3, 2008, representatives of U.S. Immigration and Customs Enforcement (“ICE”) conducted an inspection of American Apparel, Inc. (“American Apparel” or the “Company”) to determine the Company’s compliance with Section 274A of the Immigration and Nationality Act. The Company cooperated in all respects with the inspection by ICE.

On June 24, 2009, ICE notified the Company that it was unable to verify the employment eligibility of approximately 200 current employees because of discrepancies in these employees’ records. Additionally, ICE notified the Company that another approximately 1,600 current employees appear not to be authorized to work in the United States and appear to have obtained employment by providing, on Form I-9, documentation which ICE believes, based on its proprietary databases, to be suspect and not valid.   ICE’s notification provided no indication that the Company knowingly or intentionally hired unauthorized aliens and no criminal charges have been filed against the Company or any current employees.

Unless these employees, within a reasonable timeframe, are able to resolve the discrepancies in their work records, or present valid identification and employment eligibility documents that are subsequently verified by ICE, such employees will not be able to continue their employment at the Company. At the present time, because of the uncertainty regarding how many of these employees will have their work authorization ultimately verified by ICE, the Company is not able to accurately assess what the resultant impact of the loss of employees would have on its operations. However, even if the Company were to lose substantially all of the 1,800 identified employees (which represent approximately one-third of the 5,600 employees the Company currently employs in its manufacturing operations in the Los Angeles area), the Company does not presently believe that the loss of employees would have a materially adverse impact on its financial results. The Company believes that its current surplus levels of inventory and manufacturing capacity would mitigate the adverse impact of any disruption to its manufacturing activities that may potentially result from the loss of these employees. As the ultimate impact is difficult to predict at this time, no assurances can be given as to how, if at all, the loss of a significant number of manufacturing employees will affect its business and operations. The Company intends to cooperate with ICE to determine an appropriate timetable for the Company to complete an orderly verification of the employees’ identification and employment eligibility documents.

It is the Company’s policy, and has been at all times, to fully comply with its obligations to establish the employment eligibility of prospective employees under immigration laws, and the Company intends to continue its cooperation with the ICE inspection in all respects.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 30, 2009	By:	/s/ Dov Charney
Name: Dov Charney
Title: President and Chief Executive Officer